Exhibit 99.1

Brightcove Announces Financial Results for First Quarter Fiscal Year 2018

BOSTON, MA (April 26, 2018) – Brightcove Inc. (Nasdaq: BCOV), a leading global provider of cloud services for video, today announced financial results for the first quarter ended March 31, 2018.

“Brightcove delivered strong first quarter financial results that exceeded expectations across all key metrics and were highlighted by double digit year-over-year subscription revenue growth and 103% recurring dollar retention rate,” said Jeff Ray, Brightcove’s chief executive officer. “We had good sales activity across the company during the quarter, driven by positive performance across all businesses and geographies, and remain on track to deliver against our bookings growth target for the year.”

Ray continued, “As the new CEO of Brightcove, my focus is on putting customer success at the heart of everything we do. I’ve been impressed with the world-class team and market-leading product portfolio at Brightcove and I am confident we can leverage these competitive advantages to drive increased revenue growth and profitability over time.”

First Quarter 2018 Financial Highlights:

•	Revenue for the first quarter of 2018 was $41.2 million, an increase of 10% compared to $37.6 million for the first quarter of 2017. Subscription and support revenue was $37.9 million, compared to $34.2 million for the first quarter of 2017.

•	Gross profit for the first quarter of 2018 was $24.0 million, representing a gross margin of 58%, compared to a gross profit of $22.4 million for the first quarter of 2017. Non-GAAP gross profit for the first quarter of 2018 was $24.6 million, representing a non-GAAP gross margin of 60%, compared to a non-GAAP gross profit of $23.0 million for the first quarter of 2017. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•	Loss from operations was $2.4 million for the first quarter of 2018, compared to a loss from operations of $5.1 million for the first quarter of 2017. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $74,000 for the first quarter of 2018, compared to non-GAAP loss from operations of $2.6 million during the first quarter of 2017.

•	Net loss was $2.3 million, or $0.06 per diluted share, for the first quarter of 2018. This compares to a net loss of $5.1 million, or $0.15 per diluted share, for the first quarter of 2017. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $85,000 for the first quarter of 2018, or $0.00 per diluted share, compared to non-GAAP net loss of $2.6 million for the first quarter of 2017, or $0.08 per diluted share.

•	Adjusted EBITDA was $896,000 for the first quarter of 2018, compared to an adjusted EBITDA loss of $1.6 million for the first quarter of 2017. Adjusted EBITDA excludes stock-based compensation expense, executive severance, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow from operations was $935,000 for the first quarter for 2018, compared to cash flow used in operations of $6.6 million for the first quarter of 2017.

•	Free cash flow was negative $604,000 after the company invested $1.5 million in capital expenditures and capitalization of internal-use software during the first quarter of 2018. Free cash flow was negative $7.6 million for the first quarter of 2017.

•	Cash and cash equivalents were $26.4 million as of March 31, 2018 compared to $26.1 million at December 31, 2017.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other First Quarter and Recent Highlights:

•	Average annual subscription revenue per premium customer was $75,000 in the first quarter of 2018, excluding starter customers who had average annualized revenue of $5,000 per customer. This compares to $67,000 in the comparable period in 2017.

•	Recurring dollar retention rate was 103% in the first quarter of 2018, which was well above our historical target of the low to mid 90% range.

•	Ended the quarter with 4,033 customers, of which 2,180 were premium.

•	Media and enterprise customers who expanded their relationship during the quarter included: Discovery, Dunkin’ Brands, EMC Corporation, Forbes Media LLC, Harley-Davidson, Hess Corporation, MBS Spring, Network Ten, News UK, Opel Automobile GmbH, Pandora, Production IG, RLJ Entertainment, SoftBank, Sony Pictures India, and Spotify, among others.

•	Appointed Jeff Ray as Chief Executive Officer to succeed Acting CEO Andy Feinberg, who held the position since 2017 while a search for a permanent replacement was undertaken. Mr. Ray brings to Brightcove more than 30 years of experience and has held a number of executive leadership roles at enterprise technology companies of scale, including Ellucian, Ventyx (acquired by ABB), DS SolidWorks, Progress Software, and Compuware. He was also appointed to the Board of Directors.

•	The Company also added two additional new members to its Board of Directors: Tom Wheeler, former Chairman of the FCC and a telecommunications entrepreneur; and Kristin Frank, an accomplished operations-focused leader and former executive at Viacom. In conjunction with the three new director appointments, David Orfao, Managing Partner at General Catalyst and an early investor in Brightcove, stepped down from his position as a Director.

Business Outlook

Based on information as of today, April 26, 2018, the Company is issuing the following financial guidance:

Second Quarter 2018:

•	Revenue is expected to be in the range of $41.3 million to $41.8 million, including approximately $3.2 million of professional services revenue.

•	Non-GAAP loss from operations is expected to be in the range of $1.9 million to $2.4 million, which excludes stock-based compensation of approximately $1.8 million, executive severance of approximately $775,000 and the amortization of acquired intangible assets of approximately $700,000.

•	Adjusted EBITDA loss is expected to be in the range of $0.9 million to $1.4 million, which excludes stock-based compensation of approximately $1.8 million, executive severance of approximately $775,000, the amortization of acquired intangible assets of approximately $700,000, depreciation expense of approximately $1.0 million and other income/expense and the provision for income taxes of approximately $150,000.

•	Non-GAAP net loss per diluted share is expected to be $0.06 to $0.07, which excludes stock-based compensation of approximately $1.8 million, executive severance of approximately $775,000 and the amortization of acquired intangible assets of approximately $700,000, and assumes approximately 35.1 million weighted-average shares outstanding.

Full Year 2018:

•	Revenue is expected to be in the range of $165.0 million to $168.0 million, including approximately $12.1 million of professional services revenue.

•	Non-GAAP income/loss from operations is expected to be in the range of a loss of $1.5 million to income of $1.5 million, which excludes stock-based compensation of approximately $7.9 million, executive severance of approximately $775,000 and the amortization of acquired intangible assets of approximately $2.3 million.

•	Adjusted EBITDA is expected to be in the range of $2.5 million to $5.5 million, which excludes stock-based compensation of approximately $7.9 million, executive severance of approximately $775,000, the amortization of acquired intangible assets of approximately $2.3 million, depreciation expense of approximately $3.8 million and other income/expense and the provision for income taxes of approximately $300,000.

•	Non-GAAP net income/loss per diluted share is expected to be a loss of $0.06 to income $0.02, which excludes stock-based compensation of approximately $7.9 million, executive severance of approximately $775,000 and the amortization of acquired intangible assets of approximately $2.3 million, and assumes approximately 35.3 million weighted-average shares outstanding.

Conference Call Information

Brightcove will host a conference call today, April 26, 2018, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 855-327-6837 (domestic) or 631-891-4304 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13678331. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ:BCOV) is the leading global provider of powerful cloud solutions for delivering and monetizing video across connected devices. The company offers a full suite of products and services that reduce the cost and complexity associated with publishing, distributing, measuring and monetizing video across devices. Brightcove has thousands of customers in over 70 countries that rely on the company’s cloud solutions to successfully publish high-quality video experiences to audiences everywhere. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter of 2018 and full year 2018, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; our limited operating history; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual

Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets, executive severance and merger-related expenses. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, executive severance, merger-related expenses, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Neil Lieberman

Brightcove

nlieberman@brightcove.com

617-510-6346

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$26,419	$26,132
Accounts receivable, net of allowance	27,408	25,236
Prepaid expenses and other current assets	13,227	7,036

Total current assets	67,054	58,404
Property and equipment, net	10,083	9,143
Intangible assets, net	7,562	8,236
Goodwill	50,776	50,776
Deferred tax asset	93	87
Other assets	2,141	969

Total assets	$137,709	$127,615

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,866	$6,142
Accrued expenses	14,480	13,621
Capital lease liability	121	228
Equipment financing	—	26
Deferred revenue	43,200	39,370

Total current liabilities	63,667	59,387
Deferred revenue, net of current portion	148	244
Other liabilities	1,134	1,228

Total liabilities	64,949	60,859

Stockholders’ equity:
Common stock	35	35
Additional paid-in capital	241,109	238,700
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(562)	(809)
Accumulated deficit	(166,951)	(170,299)

Total stockholders’ equity	72,760	66,756

Total liabilities and stockholders’ equity	$137,709	$127,615

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Revenue:
Subscription and support revenue	$37,867	$34,242
Professional services and other revenue	3,327	3,330

Total revenue	41,194	37,572
Cost of revenue: (1) (2)
Cost of subscription and support revenue	13,456	12,154
Cost of professional services and other revenue	3,755	3,064

Total cost of revenue	17,211	15,218

Gross profit	23,983	22,354

Operating expenses: (1) (2)
Research and development	7,775	8,194
Sales and marketing	13,234	13,901
General and administrative	5,390	5,391

Total operating expenses	26,399	27,486

Loss from operations	(2,416)	(5,132)
Other income, net	271	138

Net loss before income taxes	(2,145)	(4,994)
Provision for income taxes	112	79

Net loss	$(2,257)	$(5,073)

Net loss per share—basic and diluted	$(0.06)	$(0.15)

Weighted-average shares—basic and diluted	34,923	34,056

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$114	$102
Cost of professional services and other revenue	40	60
Research and development	346	407
Sales and marketing	665	746
General and administrative	503	475

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$508	$508
Research and development	—	11
Sales and marketing	166	193

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2018	2017
Operating activities
Net loss	$(2,257)	$(5,073)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,644	1,734
Stock-based compensation	1,668	1,790
Provision for reserves on accounts receivable	13	222
Changes in assets and liabilities:
Accounts receivable	(2,038)	(1,011)
Prepaid expenses and other current assets	(616)	(2,221)
Other assets	(179)	37
Accounts payable	(128)	695
Accrued expenses	(80)	(3,870)
Deferred revenue	2,908	1,102

Net cash (used in) provided by operating activities	935	(6,595)

Investing activities
Purchases of property and equipment, net of returns	(538)	(378)
Capitalization of internal-use software costs	(1,001)	(603)

Net cash used in investing activities	(1,539)	(981)

Financing activities
Proceeds from exercise of stock options	683	79
Payments of withholding tax on RSU vesting	(6)	(118)
Payments on equipment financing	(26)	(76)
Payments under capital lease obligation	(107)	(174)

Net cash (used in) provided by financing activities	544	(289)

Effect of exchange rate changes on cash and cash equivalents	347	220

Net (decrease) increase in cash and cash equivalents	287	(7,645)
Cash and cash equivalents at beginning of period	26,132	36,813

Cash and cash equivalents at end of period	$26,419	$29,168

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Income (Loss) From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
GROSS PROFIT:
GAAP gross profit	$23,983	$22,354
Stock-based compensation expense	154	162
Amortization of acquired intangible assets	508	508

Non-GAAP gross profit	$24,645	$23,024

LOSS FROM OPERATIONS:
GAAP loss from operations	$(2,416)	$(5,132)
Stock-based compensation expense	1,668	1,790
Amortization of acquired intangible assets	674	712

Non-GAAP income (loss) from operations	$(74)	$(2,630)

NET LOSS:
GAAP net loss	$(2,257)	$(5,073)
Stock-based compensation expense	1,668	1,790
Amortization of acquired intangible assets	674	712

Non-GAAP net income (loss)	$85	$(2,571)

GAAP diluted net loss per share	$(0.06)	$(0.15)

Non-GAAP diluted net income (loss) per share	$0.00	$(0.08)

Shares used in computing GAAP diluted net loss per share	34,923	34,056
Shares used in computing Non-GAAP diluted net income (loss) per share	35,663	34,056

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended March 31,
	2018	2017
Net loss	$(2,257)	$(5,073)
Other (income) expense, net	(271)	(138)
Provision for income taxes	112	79
Depreciation and amortization	1,644	1,734
Stock-based compensation expense	1,668	1,790

Adjusted EBITDA	$896	$(1,608)